Exhibit (a)(1)(F)

FORM OF CHANGE/WITHDRAWAL FORM

AVID

Change/Withdrawal Form

To Avid:

I previously received a copy of Avid’s offering materials filed with the Securities and Exchange Commission on Schedule TO on May 18, 2009, and completed the election form, in which I elected to tender my eligible option(s). I now wish to change/withdraw that election as provided below.

I understand that by signing this change/withdrawal form and delivering it to Avid in accordance with the terms set forth in the offering materials, the eligible options I have listed below will NOT be repurchased. Instead, they will continue to be governed by the applicable plans under which the eligible options were granted and the relevant option agreement(s) between Avid and me. I further understand that this change/withdrawal form will only be effective upon receipt by Avid in the manner described in the offering materials and such receipt must occur prior to the expiration of the offer.

By completing one of the options below I have indicated that I wish to withdraw my election to tender eligible options under the offer. I understand that I must tender options on an option-by-option basis and cannot withdraw a portion of an option.

NOTE: Complete only one of the following:

☐	I wish to withdraw ALL eligible options that I had previously elected to tender in the offer. (Only check box if you do not wish to participate in the offer at all.)

Or

☐	I have listed below each of the eligible options as to which I wish to withdraw my election to tender under the offer:

Option ID	Option Grant Date	Option Exercise Price (USD)	Number of Shares Underlying Option

I have completed and signed this change/withdrawal form exactly as my name appears on my original election form.

Signature of Holder: ______________________________________________________________

[Eligible participant name]

Employee ID: _______________________________ Date: _______________________________

NOTE: If you do not know which eligible option(s) you have elected to tender under the offer, please contact Stock Plan Administration at the email address listed below or by calling 1+978-640-5190. If you wish to elect to tender other eligible option(s) in the offer, please deliver an election form to Avid.

AVID MUST RECEIVE YOUR CHANGE/WITHDRAWAL FORM NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 16, 2009 (UNLESS OTHERWISE EXTENDED).

You may deliver your signed and completed form by: scan and email to:  optionex@avid.com, or by fax to 1+978-548-4691 / 1+978-851-9625, or by mail to Avid, Stock Plan Administration, One Park West, Tewksbury, MA 01876.

DELIVERY OF THIS CHANGE/WITHDRAWAL FORM OTHER THAN BY FAX, EMAIL OR MAIL AT THE ADDRESSES/NUMBERS INDICATED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.